CONSENT AND CERTIFICATION BY UNDERWRITER

1. Futures Investment Company (the "Undersigned") hereby consents to being named as underwriter in Post Effective Amendment Number 1 to the Form S-1 Registration Statement to be filed with the Securities and Exchange Commission by Fremont Fund, Limited Partnership, in connection with a proposed offering of limited partnership interests (the "Units") to the public as described in said registration statement, as amended.

2. The Undersigned hereby certifies that it furnished the statements and information set forth in the Post Effective Amendment Number 1 to the Form S-1 Registration Statement with respect to the Undersigned, its directors and officers, that such statements and information are accurate, complete and fully responsive to the requirement of Post Effective Amendment Number 1 to the Form S-1 Registration Statement and do not omit any material information required to be stated therein with respect of any such persons, or necessary to make the statements and information therein, with respect to any of them, not misleading.

3. If Preliminary Registration Statements are distributed, the Undersigned hereby undertakes to keep an accurate and complete record of the name and address of each person furnished a Registration Statement and, if such Registration Statement is inaccurate or inadequate, in any material respect, to furnish a revised Registration Statement to all persons to whom the securities are to be sold at least 48 hours prior to the mailing of any confirmation of sale to such persons, or to send such a circular to such persons under circumstances that it would normally be received by them 48 hours prior to their receipt of confirmation of the sale.


                                      Futures Investment Company


                                      Michael Pacult
                                      By:   Michael Pacult
                                            President

Date:  July 17, 1997